DEBENTURE

                               PACIFIC SANDS. INC.
                               -------------------


        8% SERIES A SENIOR SUBORDINATED CONVERTIBLE REDEEMABLE DEBENTURE
                             DUE SEPTEMBER 16, 2001

         THIS DEBENTURE of Pacific Sands, Inc., a corporation duly organized and existing under the laws of Nevada ("COMPANY"), designated as its 8% Series A Senior Subordinated Convertible Redeemable Debentures Due September 16, 2001, in an aggregate principal face amount not to exceed ___________________________________________, which Debentures are being purchased at 100% of the face amount of such Debentures.

         FOR VALUE RECEIVED, the Company promises to pay to ______________________________. the registered holder hereof and his authorized successors and permitted assigns ("HOLDER"), the aggregate principal face sum not to exceed __________________________________on September 16, 2001 ("MATURITY
DATE"), and to pay interest on the principal sum outstanding, at the rate of 8% per annum commencing September 1, 2000 and due in full at the Maturity Date pursuant to paragraph 4(b) herein. Accrual of outstanding principal sum has been made or duly provided for. The interest so payable will be paid to the person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of the Debentures ("DEBENTURE REGISTER"); provided, however, that the Company's obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of the Securities Subscription Agreement dated as of August 1, 2000 between the Company and ________________________________ ("SUBSCRIPTION
AGREEMENT"). The principal of, and interest on, this Debenture are payable at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder hereof from time to time. The Company will pay the outstanding principal due upon this Debenture before or on the Maturity Date, less any amounts required by law to be deducted or withheld, to the Holder of this Debenture by check if paid more than 10 days prior to the Maturity Date or by wire transfer and addressed to such Holder at the last address appearing on the Debenture Register. The forwarding of such check or wire transfer shall constitute a payment of outstanding principal hereunder and shall satisfy and discharge the liability for principal on this Debenture to the extent of the sum represented by such cheek or wire transfer. Interest shall be payable in Common Stock (as defined below) pursuant to paragraph 4(b) herein.

         This Debenture is subject to the following additional provisions:

         1. The Debentures are issuable in denominations of Five Thousand Dollars (US$5,000) and integral multiples thereof. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holders surrendering the same, but not less than U.S. $5,000. No service charge will be made for such registration or transfer or exchange, except that Holder shall pay any tax or other governmental charges payable in connection therewith.

         2. The Company shall be entitled to withhold from all payments any amounts required to be withheld under the applicable laws.

         3. This Debenture may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended ("ACT") and applicable state securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary. Any Holder of this Debenture, electing to exercise the right of conversion set forth in Section 4(a) hereof, in addition to the requirements set forth in Section 4(a), and any prospective transferee of this Debenture, are also required to give the Company written confirmation that the Debenture is being converted ("NOTICE OF CONVERSION") in the form annexed hereto as EXHIBIT I.

         4. (a) The Holder of this Debenture is entitled, at its option, at any time immediately following execution of this Agreement and delivery of the Debenture hereof, to convert all or any amount over $5,000 of the principal face amount of this Debenture then outstanding into shares of Common Stock, $0.01 par value per share, of the Company freely tradeable and without restrictive legend of any kind ("COMMON STOCK"), at a conversion price ("CONVERSION PRICE") for each share of Common Stock equal to 75% of the closing bid price of the Common Stock of the Common Stock as reported on the National Association of Securities Dealers Electronic Bulletin Board ("OTC BULLETIN BOARD") for the trading day immediately preceding the date of receipt by the Company of a Notice of Conversion ("CONVERSION SHARES"). If the number of resultant Conversion Shares would as a matter of law or pursuant to regulatory authority require the Company to seek shareholder approval of such issuance, the Company shall, as soon as practicable, take the necessary steps to seek such approval. Such conversion shall be effectuated, as provided in a certain Escrow Agreement executed simultaneously with this Debenture, by the Company delivering the Conversion Shares to the Holder within 5 business days of receipt by the Company of the Notice of Conversion. Once the Holder has received such Conversion Shares, the Escrow Agent shall surrender the Debentures to be converted to the Company, executed by the Holder of this Debenture evidencing such Holder's intention to convert this Debenture or a specified portion hereof, and accompanied by proper assignment hereof in blank. Accrued but unpaid interest shall be subject to conversion. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share.

         (b) Interest at the rate of 8% per annum shall be paid by issuing Common Stock of the Company as follows: Based on the closing bid price of the Common Stock as reported on the OTC Bulletin Board for the trading day immediately preceding the date of the monthly interest payment due ("MARKET PRICE"), the Company shall issue to the Holder shares of Common Stock in an amount equal to the total monthly interest accrued and due divided by 75% of the Market Price ("INTEREST SHARES"). The dollar amount of interest payable pursuant to this paragraph 4(b) shall be calculated based upon the total amount of payments actually made by the Holder in connection with the purchase of the Debentures at the time any interest payment is due. If such payment is made by check, interest shall accrue beginning 10 days from the date the check is received by the Company. If such payment is made by wire transfer directly into the Company's account, interest shall accrue beginning on the date the wire transfer is received by the Company. Common Stock issued pursuant hereto shall be issued pursuant to the Comapany's 10-SB and Form SB-1 filed with the Securities and Exchange Commission and in accordance with the terms of the Subscription Agreement and shall be freely tradeable and without restrictive legend of any kind.

         (c) At any time after 30 days the Company shall have the option to pay to the Holder 125% of the principal amount of the Debenture, in full, to the extent conversion has not occurred pursuant to paragraph 4(a) herein, or pay upon maturity if the Debenture is not converted. The Company shall give the Holder 5 days written notice and the Holder during such 5 days shall have the option to convert the Debenture or any part thereof into shares of Common Stock at the Conversion Price set forth in paragraph 4(a) of this Debenture.

         5. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the outstanding principal of, and interest on, this Debenture at the time, place; and rate, and in the form, herein prescribed.

         6. The Company hereby expressly waives demand and presentment for payment, notice of non-payment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereto.

         7. The Company agrees to pay all costs and expenses, including reasonable attorneys' fees, which may be incurred by the Holder in collecting any amount due under this Debenture.

         8. If one or more of the following described "Events of Default" shall occur and continue for 30 days, unless a different time frame is noted below:

         (a) The Company shall default in the payment of principal or interest on this Debenture; or

         (b) Any of the representations or warranties made by the Company herein, in the Subscription Agreement, or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture or the Subscription Agreement shall be false or misleading in any material respect at the time made or the Company shall violate any covenants in the Subscription Agreement including but not limited to Section 5(b) or 10; or

         (c) The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under this Debenture, the Subscription Agreement or the Escrow Agreement and such failure shall continue uncured for a period of thirty (30) days after notice from the Holder of such failure; or

         (d) The Company shall (1) become insolvent; (2) admit in writing its inability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; (4) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial past of its property or business; (5) file a petition for bankruptcy relief, consent to the filing of such petition or have fried against it an involuntary petition for bankruptcy relief, all under federal or state laws as applicable; or

         (e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

         (f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company; or

         (g) Any money judgment, writ or warrant of attachment, or similar process, in excess of One Hundred Thousand ($100,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to tile date of any proposed sale thereunder; or

         (h) Bankruptcy, reorganization, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted voluntarily by or involuntarily against the Company; or

         (i) The Company shall have its Common Stock delisted from the over-the-counter market or other market or exchange on which the Common Stock is or becomes listed or trading in the Common Stock shall be suspended for more than 10 consecutive days: or

         (j) The Company shall not deliver to the Buyer the Common Stock pursuant to paragraph 4 herein without restrictive legend within 5 business days.

Then, or at any time thereafter, unless cured, and in each and every such case unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

         9. This Debenture represents a prioritized obligation of the Company. However, no recourse shall be had for the payment of the principal of; or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise. all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         10. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

         11. This Debenture and the agreements referred to in this Debenture constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Debenture nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

         12. This Debenture shall be governed by and construed in accordance with the laws of California applicable to contracts made and wholly to be performed within the State of California and shall be binding upon the successors and assigns of each party hereto. The Holder and the Company hereby mutually waive trial by jury and consent to exclusive jurisdiction and venue in the courts of the State of California. This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.


         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.


Dated: August 1, 2000

                           PACIFIC SANDS, INC



                           ----------------------------------
                           Stanley Paulus
                           President

                                ESCROW AGREEMENT

         ESCROW AGREEMENT ("ESCROW AGREEMENT") dated as of August 1, 2000 by and among PACIFIC SANDS, INC., a Nevada corporation ("PSI"), and _______________ _____________________________________ ("PURCHASER"), and ELIZABETH LEHRER, ESQ.,
having a principal place of business at 850 Third Street, Santa Rosa, CA 95404 ("ESCROW AGENT").

         WHEREAS:

         A. The Purchaser and PSI entered into a Securities Subscription Agreement dated as of August 1, 2000 ("AGREEMENTS"), in which, inter alia, the Purchaser agreed to purchase PSI's 8% Series A Senior Subordinated Convertible Redeemable Debentures ("DEBENTURES");

         B. Pursuant to the Agreement, the Debentures are to be delivered to the Escrow Agent to hold and administer in accordance with the terms and conditions of this Escrow Agreement.

         NOW THEREFORE, in consideration of the respective premises, mutual covenants and agreements of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which we hereby acknowledged, the parties hereto agree as follows:

         1. APPOINTMENT OF ESCROW AGENT. Escrow Agent is hereby appointed as escrow agent and the Escrow Agent hereby accepts such appointment. The Escrow
Agent shall act in accordance with the instructions set forth in this Escrow Agreement and any further instructions given to it by written instrument signed by PSI and Purchaser.

         2. INITIAL FUNDING. On the date hereof, the Purchaser shall transfer to PSI the aggregate sum of __________________________________ less any fees which PSI has agreed to pay by virtue of a separate agreement.

         3. Issuance and Delivery of the Debentures and Resolution to the Escrow Agent.

         (a) On the date hereof, PSI shall issue in the name of the Purchasers and deposit with the Escrow Agent the Debentures in the face amount of ________________________, as provided in the Agreements. If PSI is not paid the full Purchase Price for the Debentures, as provided in this Escrow Agreement, then the Debenture, or any portion of the Debentures which is not paid for at the time when payment is due to be made, shall be canceled by PSI, and the Escrow Agent, upon written notice of such cancellation from PSI, shall promptly return the Debentures to PSI. Upon such cancellation and return of the Debentures, the parties shall have no further obligations or liabilities each to the other under this Escrow Agreement, the Agreements or the Debentures.

         (b) On the date hereof, PSI shall deliver to the Escrow Agent a resolution in the form annexed hereto as EXHIBIT A ("RESOLUTION"), instructing PSI's transfer agent, Corporate Stock Transfer, 370 17th Street, #2350, Denver, Colorado 80202 ("TRANSFER AGENT") to issue to Purchaser shares of PSI's common stock registered in the name of Purchaser, without restrictive legend as provided in Section 5(b) of the Agreement, in an amount equal up to $___________, or at some lesser amount as the Escrow Agent, in his sole discretion may direct the Transfer Agent, at a price per share which is 75% of the closing bid price of PSI's common stock as reported on the National Association of Securities Dealers Electronic Bulletin Board for the trading day immediately preceding the date of receipt of the Resolution by Transfer Agent, and providing that PSI shall not change its transfer agent from the Transfer Agent, without the express written consent and directive of the Escrow Agent.

The Resolution may be invoked by the Escrow Agent on as many occasions as necessary to effectuate the provisions of this Escrow Agreement. The Resolution may be delivered by the Escrow Agent to the Transfer Agent in the event that, for any reason whatsoever, PSI fails to honor any Notice of Conversion as provided in the Debentures and this Escrow Agreement, or PSI commits a material breach of the Agreements, the Debentures, or this Escrow Agreement, or in the event that PSI changes or attempts to change its transfer agent from the Transfer Agent without the express written consent of the Purchaser. Upon written demand from the Purchaser, Escrow Agent shall deliver the resolution to the Transfer Agent as provided in this Section 3(b). Delivery of the Resolution to the Transfer Agent and the issuance of shares by the Transfer Agent in accordance with the Resolution shall not preclude the Purchaser from exercising any and all other remedies available to the Purchaser against PSI for a breach of the Agreements, the Debentures, or this Escrow Agreement. Escrow Agent shall be entitled to honor any such written demand from the Purchaser and shall ignore any demand or instructions to the contrary from PSI.

         4. CUSTODY AND DISPOSITION OF THE DEBENTURES. The Escrow Agent shall hold and dispose of the Debentures only in accordance with the terms of this Escrow Agreement.

         5. CONVERSION OF DEBENTURES.

         (a) As provided in paragraph 4 of the Debentures, Purchaser may give Notice of Conversion of the Debentures to PSI by facsimile to the number set forth in Section 10 below. Conversion of Debentures may take place at any time until the Maturity Date of the Debentures, as defined in the Debentures. As provided in paragraph 4 of the Debentures, within 10 business days of receipt of a Notice of Conversion, PSI shall deliver to the Purchaser giving such notice, or to an account designated by such Purchaser in the Notice of Conversion, certificates representing the shares of common stock to which the Purchaser shall be entitled by reason of the conversion ("CERTIFICATES"). Notwithstanding anything to the contrary contained in paragraph 4 of the Debentures, PSI may demand, in writing, that the Purchaser pay outstanding principal amounts of the Debentures ("DEMAND") even though Purchasers have not convened all or any amount of the Debentures into shares of common stock, as provided in subsections (A) and (B) below. The Demand is a provision for payment of the Debenture only.
Conversions of the Debentures into shares of common stock shall be done in accordance with paragraph 4 of the Debentures, and may be in an amount which is no less than $5,000 but not necessarily as much as the Demand: However, a Demand may only be made in aggregate increments of $100,000, commencing 20 business days from the Closing Date of the purchase of the Debentures, as set forth in the Agreement, each Demand being no less than 20 business days from the last Demand,and provided that the closing bid price of PSI's common stock for the previous 5 consecutive trading days has nor fallen below $.05 per share. On any single trading day, Purchaser may sell in the aggregate common stock equal to the greater of (i) 10% of the total trading volume of PSI's common stock at any time during a day when PSI's common stock trades or (ii) 6,000 shares of common stock (either (i) or (ii) being "MAXIMUM SALES"). However, in the event that Purchaser does not accomplish Maximum Sales on any trading day, the difference between the Maximum Sales and the dollar amount of sales actually done shall cumulate ("CUMULATIVE SALES") and Purchaser may accomplish the Cumulative Sales on any other trading day even if the Maximum Sales have been done on such day.

         (b) if PSI fails to timely deliver Certificates, as provided in Section 5(a) above, then PSI shall pay Purchaser $150 per day for each day late in delivering Certificates up to and including the 10th late day, and $500 per day for each day late in delivering the Certificates after the 10th late day ("LIQUIDATED DAMAGES"). Any Liquidated Damages incurred by PSI shall be payable immediately and in cash upon demand in writing by Purchaser, or its agent, to PSI. However, such Liquidated Damages may be deducted from any amounts owed to PSI by Purchaser pursuant to this Section 5. Notwithstanding anything contained in the Agreement to the contrary, including but not limited to the provisions of
Section 6 regarding the registration of restricted Conversion Shares, Purchaser shall be required to pay the Liquidated Damages set forth in this Section 5(b).

         6. BANKRUPTCY. In the event any proceeding under the Bankruptcy Laws of the United States or any proceedings under any state laws for the protection of debtors or creditors, are filed, voluntarily or involuntarily, by or on behalf of PSI, then the Purchasers shall not be required to make any payment under the Debenture or to honor any Demand and PSI shall be required nonetheless to honor all notices of conversion.

         7. INDEMNIFICATION Purchaser and PSI agree, jointly and severally to indemnify, defend and hold harmless the Escrow Agent from and against any and all costs (including, without limitation, legal fees and expenses), liabilities, claims and losses arising out of or in connection with this Escrow Agreement or any action or failure to act by the Escrow Agent under this Escrow Agreement, except as provided in paragraph 8 below.

         8. CONCERNING THE ESCROW AGENT. To induce the Escrow Agent to act hereunder, it is further agreed by the undersigned that:

         (a) This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations on the part of the Escrow Agent shall be read into this Escrow Agreement. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Escrow Agreement.

         (b) The Escrow Agent shall not be liable for any action or failure to act in its capacity as Escrow Agent hereunder unless such action or failure to act shall constitute willful misconduct on the part of the Escrow Agent, in which case there shall be no indemnification obligations.

         (c) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness or any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume, unless he has actual knowledge to the contrary, that any person purporting to give notice or receipt or advice or make any statement or execute any document in Connection with the provisions hereof has been duly authorized to do so.

         (d) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in accordance with such advice, except as provided in paragraph 8(b) above.

         (e) The Escrow Agent does not have any interest in the Debentures or Conversion Shares or any other property deposited hereunder but is serving as escrow holder only and having only possession thereof, and is not charged with any duty or responsibility to determine the validity or enforceability of any such documents.

         (f) The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Debentures to any successor Escrow Agent, jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement thereafter. The resignation of the Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent's sole responsibility after that time shall be to safekeep the Debentures and not make delivery or disposition thereof until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final order of a court of competent jurisdiction.

         (g) In the event of any disagreement among the parties hereto resulting in adverse claims or demands being made in connection with the Debentures, or in the event that the Escrow Agent otherwise determines that the Debentures should be retained, then the Escrow Agent shall retain the Debentures until the Escrow Agent shall have received (i) a final nonappealable order of a court of competent jurisdiction directing delivery of the Debentures, or (ii) a written agreement executed by the other parties hereto directing delivery of the Debentures, in which case the Escrow Agent shall promptly deliver the Debentures in accordance with such order or agreement. Any court order referred to in (i) above shall be accompanied by a legal opinion by counsel for the presenting party reasonably satisfactory to the Escrow Agent to the effect that said court order is final and nonappealable. The Escrow Agent shall act on such court order and legal opinion without further question.

         (h) This Escrow Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors (including
successors   by  way  of  merger)  and  assigns,   heirs,   administrators   and
representatives and shall not be enforceable by or inure to the benefit of any third party except as provided in paragraph (g) with respect to a resignation by the Escrow Agent.

         (i) This Escrow Agreement may be modified by a writing signed by all the parties hereto, and no waiver hereunder shall be effective unless in a writing signed by the party to be charged.

         (j) PSI acknowledges and agrees that in any dispute involving the Agreement, Debentures or this Escrow Agreement, that Escrow Agent may represent Purchaser's interests and shall not have a conflict of interest due to the fact that Escrow Agent is also acting as an escrow agent pursuant to this Escrow Agreement and PSI hereby waives any right which it may have had to assert a conflict of interest in the absence of this Section 8(j).

         9. GOVERNING LAW. This Escrow Agreement shall be governed in all respects by the internal laws of the State of California. The parties agree to submit to the jurisdiction and venue of any state or federal court in San Francisco having subject matter jurisdiction over the matter. Service may be made by certified mail, return receipt requested, to the parties at the addresses set forth in paragraph 10 below, but the parties shall not be precluded from making service in any other manner permitted by law.

         10. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered by hand or sent by U.S. Express Mail, Fedex or some other reliable overnight courier service for next day delivery. Each such notice or other communication shall for all purposes of this Escrow Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by overnight express mail service, 1 day after the same has been deposited with the U.S. Postal Service, Fedex or the overnight courier. All such notices must also be sent by facsimile on the same day to the parties as fo1lows:

                  if to PSI:

                       Pacific Sands, Inc.
                       601 W. Shaw Avenue, Suite D
                       Clovis, California 93612
                       Attn:   Stanley Paulus
                       Fax: 559-228-8127

                       if to Purchaser:

                  --------------------------------------

                  --------------------------------------

                  --------------------------------------

                        Fax: _________________________________


                       If to Escrow Agent:

                           Elizabeth Lehrer, Esq.
                           850 Third Street
                           Santa Rosa, CA 95404
                           Fax:  707-575-0583

         11. COUNTERPARTS. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         12. ESCROW AGENT FEES. PSI shall pay the fees and expenses of the Escrow Agent in performing its obligations and in connection with the preparation of the transaction documents as per agreement of PSI with the Escrow Agent which shall be 2% of the amount paid into escrow ("FEE"). Such fee shall be paid at the time of the receipt of funds by Escrow Agent.

         IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed and delivered, as of the day and year first above written.

 PSI:                                PACIFIC SANDS, INC.



                                      By: _______________________________
                                          Stanley Paulus
                                          President


Purchaser:

                                      By:________________________________


                                      Its: _________________________________

As to Escrow Only:

                           ESCROW AGENT:


                           --------------------------------
                           ELIZABETH LEHRER, ESQ.

                        SECURITIES SUBSCRIPTION AGREEMENT
                        ---------------------------------

         THIS SECURITIES SUBSCRIPTION AGREEMENT, dated as of August 1, 2000 ("AGREEMENT"), is executed in reliance upon the registration by Pacific Sands, Inc. of the securities offered under the 10-SB filing and the Form SB-1 submitted to the Securities and Exchange Commission (`SEC"), under the Securities Act of 1933 (the "Act"), as amended. Capitalized terms used herein and not defined shall have the meanings given to them in the Act.

         This Agreement has been executed by the undersigned buyer ("BUYER") in connection with the private placement of 8% Series A Senior Subordinated Convertible Debentures of Pacific Sands, Inc. a corporation organized under the laws of Nevada, with its principal executive offices located at 601 W. Shaw, Suite D, Clovis California 93612 ("SELLER"). Buyer hereby represents and warrants to, and agrees with Seller as follows:

                   1. AGREEMENT TO SUBSCRIBE; PURCHASE PRICE.

         (a) SUBSCRIPTION. The undersigned buyer hereby subscribes for and agrees to purchase the Seller's 8% Series A Senior Subordinated Convertible Redeemable Debenture substantially in the form of the Debenture attached as exhibit A hereto and having an aggregate original principal face amount of ___________________________________________________________ (singly, a
"DEBENTURE," and collectively, the "DEBENTURES"), at an aggregate purchase price of 100% of the face amount of such Debentures as set forth in subsection (b) herein.

         (b) PAYMENT. The Purchase Price for the Debenture shall be ____________ ______________________________________ ("PURCHASE PRICE"), which shall be payable at closing, pursuant to paragraph c herein, in accordance with the terms and conditions of an Escrow Agreement which shall be executed simultaneously with this Agreement ("ESCROW AGREEMENT").

         (c) CLOSING. Subject to the satisfaction of the conditions set forth in Sections 7 and 8 hereof, the Closing of the transactions contemplated by this Agreement shall take place when (i) Seller delivers the Debentures to the Escrow Agent, as defined in an Escrow Agreement among Buyer, Seller and the Escrow Agent of even date, (ii) Seller delivers the signed Escrow Agreement and
accompanying        documents,         and        (iii)        Buyer        pays
___________________________________________  towards the Purchase  Price for the
Debentures ("CLOSING DATE").


          2. Buyer Representations and Covenants; Access to Information

         In connection with the purchase and sale of the Debentures, Buyer represents and warrants to, and covenants and agrees with Seller as follows:

         (a) Buyer is not, and on the closing date will not be, an affiliate of Seller;

         (b) Buyer is a _____________________________________, in good standing;

         (c) All offers and sales of any of the Debentures by Buyer shall be made in compliance with any applicable securities laws of any applicable jurisdiction and under registration of securities under the 1933.

         (e) Buyer has the full right, power and authority to enter into this Agreement and to consummate the transaction contemplated herein. This Agreement has been duly authorized, validly executed and delivered on behalf of Buyer and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally;

         (f) The execution and delivery of this Agreement and the consummation of the purchase of the Debentures and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by Buyer of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws (or similar constitutive documents) of Buyer or any indenture, mortgage, deed of trust, or other material agreement or instrument to which Buyer is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation of the United States or any State thereof or any applicable decree, judgment or order of any Federal or State court, Federal or State regulatory body, administrative agency or other United States governmental body having jurisdiction over buyer or any of its properties or assets;

         (g) All invitations, offers and sales of or in respect of, any of the Debentures, by Buyer and any distribution by Buyer of any documents relating to any invitation, offer or sale by it of any of the Debentures will be in compliance with applicable laws and regulations, will be made in such a manner that no prospectus need be filed and no other filing need be made by Seller with any regulatory authority or stock exchange in any country or any political sub-division of any country, and Buyer will make no misrepresentations nor omissions of material fact in the invitation, offer or resale of the Debentures;

         (h) The Buyer (or others for whom it is contracting hereunder) has been advised to consult its own legal and tax advisors with respect to applicable resale restrictions and applicable tax considerations and it (or others for whom it is contracting hereunder) is solely responsible (and the Seller is not in any way responsible) for compliance with applicable resale restrictions and applicable tax legislation;

         (i) Buyer has had an opportunity to receive and review all material information and financial data and to discuss with the officers of Seller, all matters relating to the Debentures, financial condition, operations and prospects of Seller and any questions raised by Buyer have been answered to Buyer's satisfaction.

         (j) Buyer acknowledges that the purchase of the Debentures involve a high degree of risk. Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Debentures;

         (k) Buyer is not a "10-percent Shareholder" (as defined in Section 871(h)(3)(B) of the U.S. Internal Revenue Code) of Seller; and

         (l) Buyer acknowledges and agrees that the transactions contemplated by this Agreement have taken place solely and exclusively within the State of California.

                    3. SELLER REPRESENTATIONS AND COVENANTS.

         (a) Seller is a corporation duly organized and validly existing under the laws of the State of Nevada, and is in good standing under such laws. The Seller has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Seller is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so quality would not have a material adverse effect on the Seller.

         (b) There are 20,000,000 shares of Seller's common stock, no par value per share ("COMMON STOCK"), authorized and approximately 17,000,000 as of July 27, 2000 outstanding. The Common Stock is quoted on National Association of Securities Dealers OTC Electronic Bulletin Board under the symbol "PFSD". All issued and outstanding shares of Common Stock have been authorized and validly issued and are fully paid and non-assessable.

         (c) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Articles of incorporation, and any amendments thereto, By-Laws, Stockholders Agreements and any amendments thereto of the Seller or any material mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law ordinance, rule or regulation applicable to the Seller, its properties or assets. There is no action, suit or proceeding pending, or to the knowledge of the Seller, threatened against the Seller, before any court or arbitrator or any government body, agency or official, which would have a material adverse affect on Seller's operations or financial condition.

         (d) The Seller is not an investment company or a developmental stage company that either has no specific business plan or purpose. The Shares when issued, will be issued in compliance with all applicable U.S. federal and state securities laws. The Seller understands and acknowledges that, in certain, circumstances, the issuance of the Shares could dilute the ownership interests of other stockholders of the Seller. The execution and delivery by the Seller of this Agreement and the issuance of the Debentures will not contravene or constitute a default under any provision of applicable law or regulation. The Seller is in compliance with and conforms to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties.

         (e) There is no fact known to the Seller that has not been publicly disclosed by the Seller or disclosed in writing to the Buyer which could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or in the earnings, business affairs, properties or assets of the Seller, or could reasonably be expected to materially and adversely affect the ability of the Seller to perform its obligations pursuant to this Agreement. The information furnished by the Seller to Buyer for purposes of or in connection with this Agreement or any transaction contemplated hereby, does not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

         (f) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Seller is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Debentures or Common Stock, or the consummation of any other transaction contemplated hereby, except the filing with the SEC of Form SB-1.

         (g) There is no action, proceeding or investigation pending, or to the Seller's knowledge, threatened, against the Seller which might result either individually or in the aggregate, in any material adverse change in the business, prospects, conditions, affairs or operations of the Seller. The Seller is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit proceeding or investigation by the Seller currently pending or which the Seller intends to initiate. The SEC has not issued any order suspending trading in the Seller's Common Stock and the Seller is not under investigation by the SEC or the National Association of Securities Dealers, and there are no proceedings pending or threatened before either regulatory body.

         (h) There are no other material outstanding debt or equity securities presently convertible into Common Stock other than the Debentures.

         (i) The Seller has not sold any securities within the 12 month period prior to this Agreement in reliance on any exemption under Section 3(b) of the 1933 Act, Regulation D or its rules or in violation of Section 5(a) of the 1933 Act except for offerings of securities which do not aggregate more than $500,000.

         (j) The issuance, sale and delivery of the Debentures have been duly authorized by all required corporate action on the part of the Seller, and when issued, sold and delivered in accordance with the terms hereof and thereof for the consideration expressed herein and therein, will be duly and validly issued, fully paid and non-assessable. The Common Stock issuable upon conversion of the Debenture has been duly and validly reserved for issuance and upon issuance in accordance with the terms of the Debentures, shall be duly and validly issued, fully paid, and non-assessable. There are no pre-emptive rights of any shareholder of Seller.

         (k) This Agreement has been duly authorized, validly executed and delivered on behalf of Seller and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors rights generally. The Seller has all requisite right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Seller, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Debentures has been taken. Upon their issuance to the Buyer and delivery to the Escrow Agent, as defined in and pursuant to the Escrow Agreement, the Debentures will be validly issued and nonassessable, and will be free of any liens or encumbrances.

         (l) Setter acknowledges and agrees that the transactions contemplated by this the Agreement have taken place solely and exclusively within the State of California.

                         4. TRANSFER AGENT INSTRUCTIONS.

         (a) DEBENTURES. Upon the conversion of the Debentures, the Buyer or holder shall give a notice of conversion to the Seller and the Seller shall instruct its transfer agent to issue one or more Certificates representing that number of shares of Common Stock into which the Debenture or Debentures are convertible in accordance with the provisions regarding conversion set forth in Exhibit A. The Seller shall act as Debenture Registrar and shall maintain an appropriate ledger containing the necessary information with respect to each Debenture. There shall be no need for the Purchaser to surrender the original Debentures to the Seller until the Debentures have been paid by the Seller or converted into Common Stock, as the case may be.

         (b) COMMON STOCK TO BE ISSUED WITHOUT RESTRICTIVE LEGEND. Upon the conversion of any Debenture, Seller shall instruct Seller's transfer agent to issue Stock Certificates up to the total of the "Conversion Amount" (as defined in the Debenture) and any "Interest Shares" (as defined in the Debenture) without restrictive legend in the name of the Buyer (or its nominee) and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable. The Common Stock shall be immediately freely transferable on the books and records of Seller. Seller shall also instruct its attorney to issue and render any legal opinion which is required at any time by Seller's transfer agent to permit Seller's transfer agent to issue any and all Stock Certificates without a restrictive legend as required by this Agreement.


                            5. DELIVERY INSTRUCTIONS.

 The Debentures being purchased hereunder, and the Purchase Price, shall be delivered to the Escrow Agent pursuant to the Escrow Agreement.

                  6. CONDITIONS TO SELLER'S OBLIGATION TO SELL.

Seller's obligation to sell the Debentures is conditioned upon:

         (a) The receipt and acceptance by Seller of this Agreement as executed by Buyer.

         (b) All of the representations and warranties of the Buyer contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date. The Buyer shall have performed or complied with all agreements and satisfied all conditions on its part to be performed, complied with or satisfied at or prior to the Closing Date.

         (c) No order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued, and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Seller, be contemplated. No stop order suspending the sale of the Debentures or Common Stock shall have been issued, and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Seller, be contemplated.

                7. CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE.

Buyers obligation to purchase the Debentures is conditioned upon:

         (a) The confirmation of receipt and acceptance by Seller of this Agreement as evidenced by execution of this Agreement of the duly authorized officer of Seller.

         (b) Delivery of the Debentures and the Escrow Agreement to the Escrow Agent.

                   8. NO SHAREHOLDER APPROVAL AND NO DILUTION.

         (a) Seller hereby agrees that from the Closing Date until the issuance of Common Stock upon the conversion of the Debentures, Seller will not take any action which would require Seller to seek shareholder approval of such issuance unless such shareholder approval is required by law or regulatory body (including but not limited to the NASDAQ Stock Market, Inc.) as a result of the issuance of the Debentures or Common Stock hereunder.

         (b) Provided the Debentures, or any Seller Debentures from a series which predate the Debentures remain outstanding and unpaid, at if there is any portion of any such Debentures which have not been converted into the Seller's Common Stock, then the Seller shall not split nor reverse split the Common Stock, nor consolidate the outstanding number of shares of Common Stock into a small number of shares, nor otherwise take any action, directly or indirectly, which would have a material adverse effect on the value of the Debentures or the trading price of the Common Stock.

                                9. MISCELLANEOUS.

         (a) This Agreement together with the Debentures and Escrow Agreement, constitutes the entire agreement between the parties, and neither party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein. Any previous agreement among the parties related to the transactions described herein is superseded hereby. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the restrictive successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

         (b) Buyer is an independent  contractor and is not the agent of Seller.
Buyer  is  not  authorized  to  bind  Seller  or  to  make  any   representation
orwarranties on behalf of Seller.

         (c) All representations and warranties contained in this Agreement by Seller and Buyer shall survive the closing of the transactions contemplated by this Agreement.

         (d) This Agreement shall be construed in accordance with the laws of California applicable to contacts made and whol1y to be performed within the State of California and shall be binding upon the successors and assigns of each party hereto. Buyer and Seller hereby mutually waive trial by jury and consent to exclusive jurisdiction and venue in the courts of the State of California. City of San Francisco. This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.

         (e) Seller agrees to indemnify and hold Buyer harmless from any and all
claims,   damages  and   liabilities   arising  from  Seller's   breach  of  its
representations and/or covenants set forth herein.

         (f) Buyer agrees to indemnify and hold Seller harmless from any and all
claims,   damages  and   liabilities   arising  from   Buyer's   breach  of  its
representations and warranties set forth in this Agreement.


         IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first set forth above.

   Official Signatory of Seller:



                                     By: ____________________________
                                         Stanley Paulus
                                         For: Paciffic Sands, Inc.
                                         Its: President

Accepted this 1st day of August, 2000

   Official Signatory of Buyer:



                           Signature: ____________________________


                           For: ________________________________
                                    (Comapny Name if Applicable)


                           By:__________________________________
                                      (Print Name of Signator)


                           Its: _________________________________
                                    (Title if Applicable)